Exhibit 24.2

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Scott D. Hoffman, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, of and supplements to this registration statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto any such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of their respective substitutes, may lawfully do or cause to be done by virtue hereof.

Executed this 8th day of April 2005.

/s/ Bruce Wasserstein
Bruce Wasserstein
Director and Chief Executive Officer